As filed with the Securities and Exchange Commission on October 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation or organization)

35-1562417

(I.R.S. Employer Identification Number)

515 Franklin Street

Michigan City, Indiana 46360

(219) 874-0211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Etzler

Executive Vice President, Chief Legal and Risk Officer & Corporate Secretary

Horizon Bancorp, Inc.

515 Franklin Street

Michigan City, Indiana 46360

(219) 873-2639

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David P. Hooper, Esq.

Barnes & Thornburg LLP

11 South Meridian Street

Indianapolis, Indiana 46204

Telephone: (317) 231-7707

Facsimile: (317) 231-7433

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

Units

Purchase Contracts

Horizon Bancorp, Inc. (“Horizon,” “we,” “us,” “our,” or the “Company”) may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities.

This prospectus describes the general terms that may apply to the securities offered. The specific terms of our securities to be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus. Before you invest in any of our securities, please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “HBNC.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making any decision to invest in our securities, you should carefully consider the risk factors beginning on page 6 as well as those contained or incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is October 20, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration rules, using this prospectus, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at www.sec.gov as mentioned under the heading “Where You Can Find Additional Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

References to “we,” “us,” “our,” “Horizon” or the “Company” refer to Horizon Bancorp, Inc. and its subsidiaries, unless the context otherwise requires. In this prospectus, “Horizon Bank” or the “Bank” refers to Horizon Bank. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated in this prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”). All statements other than statements of historical fact, including statements regarding our financial position, business strategy and the plans and objectives of our management for future operations, are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions relating to the future.

Actual results may differ materially, and adversely or positively, from the expectations of the Company that are expressed or implied by any forward-looking statement. Risks, uncertainties, and factors that could cause the Company’s actual results to vary materially from those expressed or implied by any forward-looking statement include but are not limited to:

•	our ability to execute any potential repositioning of our balance sheet, which will depend, in part, on future factors, circumstances, and conditions that are not within our control;

•

effects on Horizon’s business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade;

•	current financial conditions within the banking industry;

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uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Horizon and its customers;

•	changes in the level and volatility of interest rates, spreads on earning assets and interest bearing liabilities, and interest rate sensitivity;

•	the aggregate effects of elevated inflation levels in recent years;

•	loss of key Horizon personnel;

•	macroeconomic conditions and their impact on Horizon and its customers;

•

the increasing use of Bitcoin and other crypto currencies and/or stablecoin and the possible impact these alternative currencies may have on deposit disintermediation and income derived from payment systems;

•	the effect of interest rates on net interest rate margin and their impact on mortgage loan volumes and the outflow of deposits;

•	increases in disintermediation, as new technologies allow consumers to complete financial transactions without the assistance of banks;

•	potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms (e.g., Apple Pay or Bitcoin) take a greater market share of the payment systems;

•	estimates of the fair value of certain of Horizon’s assets and liabilities;

•	volatility and disruption in financial markets;

•	changes in prepayment speeds, loan originations, credit losses and market values, collateral securing loans and other assets;

•	changes in sources of liquidity;

•	potential risk of environmental liability related to lending and acquisition activities;

•	changes in the competitive environment in Horizon’s market areas and among other financial service providers;

•	legislation and/or regulation affecting the financial services industry as a whole, and Horizon and its subsidiaries in particular;

•	changes in regulatory supervision and oversight, including monetary policy and capital requirements;

•	changes in accounting policies or procedures as may be adopted and required by regulatory agencies;

•

litigation, regulatory enforcement, tax, and legal compliance risk and costs, as applicable generally and specifically to the financial and fiduciary environment (generally and as an ESOP fiduciary), especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same;

•	the effects and costs of governmental investigations or related actions by third parties;

•	rapid technological developments and changes;

•	the risks presented by cyber terrorism and data security breaches;

•	the rising costs of effective cybersecurity;

•	containing costs and expenses;

•	the ability of the U.S. federal government to manage federal debt limits;

•	the potential influence on the U.S. financial markets and economy from the effects of climate change and social justice initiatives;

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the risks of expansion through mergers and acquisitions, including unexpected credit quality problems with acquired loans, difficulty integrating acquired operations and material differences in the actual financial results of such transactions compared with Horizon’s initial expectations, including the full realization of anticipated cost savings;

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acts of terrorism, war and global conflicts, such as the Russia-Ukraine and Israel-Hamas conflicts, and the potential impact they may have on supply chains, the availability of commodities, commodity prices, inflationary pressure and the overall U.S. and global financial markets; and

•	other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us. For a detailed discussion of the risks and uncertainties that may cause our actual results or performance to differ materially from the results or performance expressed or implied by forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

HORIZON BANCORP, INC.

General

Horizon Bancorp, Inc. is a registered bank holding company incorporated in Indiana and headquartered in Michigan City, Indiana. Horizon also has elected to be a financial holding company under the Gramm-Leach-Bliley Act of 1999. Horizon provides a broad range of banking services in northern and central Indiana and southern and central Michigan through its bank subsidiary, Horizon Bank (“Horizon Bank” or the “Bank”) and other affiliated entities. Horizon operates as a single segment, which is commercial banking. Horizon’s common stock is traded on the NASDAQ Global Select Market under the symbol “HBNC.”

Horizon Bank (formerly known as “Horizon Bank, N.A.”) was founded in 1873 as a national association, and it remained a national association until its conversion to an Indiana commercial bank effective June 23, 2017. The Bank is a full-service commercial bank offering commercial and retail banking services, corporate and individual trust and agency services and other services incident to banking in and around northwestern, northeastern, and central Indiana, and southern and central Michigan. These services include time, savings, and demand deposits, and safe deposit services. Loans, both commercial and consumer, are extended primarily on a secured basis to corporations, partnerships, and individuals. Commercial lending covers such categories as finance and insurance, construction, manufacturing, healthcare, and education. The Bank’s consumer loan departments make direct and indirect loans to consumers and purchasers of residential and real property and also makes indirect auto loans. In addition, the Bank offers trust and wealth management services.

The Bank maintains 71 full service offices. At June 30, 2025, the Bank had total assets of $7.7 billion and total deposits of $5.7 billion. The Bank has the following wholly-owned direct and indirect subsidiaries: Horizon Investments, Inc. (“Horizon Investments”), Horizon Properties, Inc. (“Horizon Properties”), Horizon Insurance Services, Inc. (“Horizon Insurance”), Horizon Grantor Trust, Wolverine Commercial Holdings, LLC, Horizon Advancement Corp. (“Horizon Advancement”), HB Community Development Corp. (“Horizon CDC”), and Horizon PWM Withholding LLC (“Horizon PWM”). Horizon Investments manages the investment portfolio of the Bank. Horizon Properties manages the real estate investment trust. Horizon Insurance is used by the Bank’s wealth management department to sell certain life insurance products through a third party. Horizon Grantor Trust holds title to certain company owned life insurance policies. Wolverine Commercial Holdings, LLC held real estate that has been sold and does not otherwise engage in significant business activities. Horizon Advancement invests in tax credit projects. Horizon CDC invests in community development and welfare projects. Horizon PWM is a disregarded entity used for filing and managing withholding taxes withheld by Horizon Bank’s wealth management department.

The business of Horizon is not seasonal to any material degree. No material part of Horizon’s business is dependent upon a single or small group of customers, the loss of any one or more of which would have a materially adverse effect on the business of Horizon. In 2024, revenues from loans accounted for 81.0% of the total consolidated revenue, and revenues from investment securities accounted for 15.5% of total consolidated revenue.

The main office and full service branch of Horizon and Horizon Bank is located at 515 Franklin Street, Michigan City, Indiana 46360, and our telephone number at that address is (219) 879-0211. In addition to these principal facilities, we have 70 sales offices and one loan production office located in various cities and towns in northern and central Indiana and southern and central Michigan.

Competition

We face a high degree of competition in all of our primary markets. We compete with other commercial banks, savings and loan associations, consumer finance companies, credit unions and other non-bank and digital financial service providers. In addition, financial technology, or FinTech, start-ups are emerging in key banking areas. To a more moderate extent, we compete with Chicago money center banks, mortgage banking companies, insurance companies, brokerage houses, other institutions engaged in money market financial services, and certain government agencies. Many non-financial institution competitors face fewer regulatory restrictions and have greater capital than we do.

Regulation and Supervision

As a bank holding company and a financial holding company, Horizon is subject to extensive regulation, supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board” or “Federal Reserve”) as its primary federal regulator under the Bank Holding Company Act of 1956, as amended (“BHC Act”). Horizon is required to file annual reports with the Federal Reserve and provide other information that the Federal Reserve may require. The Federal Reserve may also make examinations and inspections of Horizon.

Horizon Bank, as an Indiana-chartered bank, is subject to extensive regulation, supervision and examination by the Indiana Department of Financial Institutions (“DFI”) as its primary state regulator. Also, as to certain matters, Horizon Bank is under the supervision of, and subject to examination by, the Federal Deposit Insurance Corporation (“FDIC”) because the FDIC provides deposit insurance to the Bank and is the Bank’s primary federal regulator.

The supervision, regulation, and examination of Horizon and Horizon Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than for the benefit of Horizon’s shareholders.

As a publicly traded company and an SEC registrant, Horizon is also subject to the disclosure and regulatory requirements of the Securities Act, the Exchange Act, and the rules promulgated thereunder, as administered by the SEC. Horizon’s common stock is listed on the NASDAQ Global Select Market, and therefore, Horizon is also subject to the NASDAQ rules applicable to listed companies.

In addition to the matters discussed above, Horizon Bank is subject to additional regulation of its activities, including a variety of consumer protection regulations affecting its lending, deposit and debt collection activities and regulations affecting secondary mortgage market activities. Both federal and state law extensively regulate various aspects of the banking business, such as reserve requirements, truth-in-lending and truth-in-savings disclosures, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations.

Other Available Information

Additional information about us can be found at our website www.horizonbank.com and in our SEC filings. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The information on our website is not incorporated into this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompany prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You also should refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment. For additional information, please see the sources described in “Where You Can Find More Information” in this prospectus. You also should carefully review the section of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes, making contributions to the capital of the Bank to support its lending, investing and other financial services activities; repayments of our debt; repurchases of our common stock; supporting or funding acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares representing fractional shares of preferred stock;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock or debt securities;

•	rights to purchase common stock or other securities;

•	units; and

•	purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares.

We will describe the terms of particular securities that we may offer in the future in the prospectus supplement we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;

•	initial public offering price of the securities;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

General

We are authorized by our Amended and Restated Articles of Incorporation, referred to in this prospectus as our Articles of Incorporation, to issue 100,000,000 shares, consisting of 99,000,000 shares of common stock, without par value per share, and 1,000,000 shares of preferred stock. As of September 30, 2025, 50,971,530 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Our common stock is listed on the NASDAQ Global Select Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for their payment. Horizon’s ability to pay dividends is subject to statutory restrictions in the Indiana Business Corporation Law (“IBCL”) and in banking regulations, including certain regulations impacting Horizon Bank’s ability to pay dividends to Horizon (in order to fund Horizon’s dividends or to be used for other purposes).

Horizon has no issued and outstanding shares of preferred stock that take preference in dividend distributions over shares of common stock.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

Generally, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law, the rights of any authorized class of stock, or the Company’s Articles of Incorporation or Bylaws. With respect to the election of directors, directors will be elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of shares of common stock voted “for” their election are elected.

No Preemptive, Redemption or Conversion Rights; No Sinking Funds

The common stock is not redeemable, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. The shares of common stock currently outstanding are fully paid and nonassessable. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of our common stock.

Rights Upon Liquidation

In the event of the Company’s voluntary or involuntary liquidation, dissolution, or winding-up, the holders of shares of Horizon common stock are entitled to receive a ratable share of any assets available for distribution after the payment of, or provision for, payment of Horizon’s debts and other liabilities and of all shares having priority over the common stock. Horizon presently has no issued and outstanding shares of preferred stock that take preference in liquidation distributions over its shares of common stock.

Shareholder Liability

All of our outstanding shares of common stock are fully paid and nonassessable. Under the IBCL, shareholders generally are not personally liable for a corporation’s acts or debts.

Anti-Takeover Provisions

Our Articles of Incorporation and our Amended and Restated Bylaws include provisions that may have the effect of deterring or discouraging an attempt to take control of Horizon. Among other things, these provisions:

•	empower our board of directors, without shareholder approval, to issue new preferred shares with terms, including voting power, set by our board;

•	divide our board of directors into three classes serving staggered three-year terms;

•	restrict the ability of shareholders to remove directors;

•

require, in certain circumstances, that certain types of transactions with a related person (generally, a greater-than-ten-percent beneficial owner of our common stock), be approved by the vote of the holders of at least 70 percent of the outstanding voting shares and a majority of the outstanding shares that are not beneficially owned by the related person (the 70 percent requirement is reduced to two thirds if certain fair price provisions and other conditions are met), unless the transactions are approved by at least a two-thirds vote of our continuing directors;

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require, in certain circumstances, that any proposal to repeal or amend certain takeover-related provisions of our Articles of Incorporation be approved by the vote of our shareholders who hold at least 70 percent of the outstanding voting shares;

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provide that the board of directors, in determining whether a business combination or tender or exchange offer is in the best interests of Horizon and our shareholders, may consider non-financial and other factors, including the social and economic effects of the transaction on employees, depositors and other customers and the communities in which we operate;

•	do not provide for cumulative voting in the election of directors;

•

entitle our board of directors to redeem shares acquired by a significant shareholder in a “control share acquisition” as defined by Chapter 42 of the Indiana Business Corporation Law, under certain circumstances; and

•	require advance notice of nominations for the election of directors at meetings of shareholders.

The Indiana Business Corporation Law also contains certain provisions applicable or potentially applicable to us that may have the effect of deterring or discouraging an attempt to take control of Horizon. These provisions, among other things:

•

authorize an Indiana corporation to adopt a provision known as a “shareholder rights plan” pursuant to which potentially valuable rights to purchase corporate securities may be distributed following certain unsolicited stock accumulations or takeover attempts only to those shareholders of the corporation who are not affiliated with the acquiring shareholder or bidder;

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prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 10% or more of a public corporation’s voting power (Horizon is not currently subject to these provisions (contained in Chapter 43 of the Indiana Business Corporation Law) but could elect to be subject to these provisions in the future); and

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prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting a number of shares that is in excess of the applicable percentage threshold, unless “disinterested shareholders” have approved such voting rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareholder Services, P.O. Box 30170, College Station, Texas 77842-3170.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designations that amends our Articles of Incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable certificate of designations and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

General

Our board of directors is authorized to issue up to one million shares of preferred stock, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

Preferred Stock We May Offer

The terms of any series of preferred stock designated by our board of directors will be set forth in a certificate of designations that will amend our Articles of Incorporation, and we will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable amendment to our Articles of Incorporation for a complete description of all of the terms. As of the date of this prospectus, none of the authorized preferred stock has been designated by our board of directors for issuance as part of any particular series of preferred stock, and all of such preferred stock is therefore available for future issuance in the discretion of our board of directors as part of one or more series of preferred stock with terms yet to be determined.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting rights and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any securities exchange;

•

terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•

terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•	junior to all of our equity securities ranking senior to the offered preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock.

These terms typically will include number of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional preferred stock, rather than full preferred stock, and may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us that meets certain requirements, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to persons purchasing the fractional preferred stock in accordance with the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing obligations under the depositary agreement. The obligations of the bank depositary and us thereunder will be limited to performance in good faith of our respective duties, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement in their entirety. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of Horizon that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•

if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•

if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•

the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•

if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt security will be guaranteed by any of our subsidiaries;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global – i.e., book-entry – form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the relevant prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC; and

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable indenture and prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among others, are met.

•

If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity must be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “– Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we engage in any of the above-described transactions and comply with the applicable conditions related thereto, we will be released from all our liabilities and obligations under the debt securities of any series subject to any such transaction and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture, to all of our senior debt, as defined in the subordinated indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated indenture defines “senior debt” as any indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness owed to any of our subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated indenture.

We may modify the above-described subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities (or a combination thereof), or if so provided in the applicable indenture or prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for certain continuing obligations, including our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable (by reason of the making of a notice of redemption or otherwise) or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in either such case, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•

we do not pay the principal, premium or sinking fund payment, if any, on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise and the time for payment has not been extended or deferred;

•	we do not pay interest on any debt security of that series within 30 days after the due date and the time for payment has not been extended or deferred;

•

we fail to comply for 90 days after notice with the other agreements and covenants contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated indenture will be subject to the restrictions on the subordinated debt securities described above under “– Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•

the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or any premium or interest on a debt security, or (ii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

We will furnish each trustee every year a certificate indicating whether the signer(s) thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement with respect to one or more series of debt securities:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the rate of, or extend the time for payment of, the interest on any debt security;

•	reduce the principal of or change the stated maturity on any debt security;

•	permit redemption of a debt security if not previously permitted;

•	change the place of payment or the currency of any payment on a debt security;

•	impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•	change the amendment provisions which require each holder’s consent or change the waiver provisions in a manner adverse to the holders of the debt securities affected thereby; or

•	change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval. We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:

•

to cure any ambiguity or omission, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture;

•	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the debt securities, as the case may be;

•

to add to the covenants of the Company for the benefit of the holders of all or any debt securities of any series or to surrender any right or power therein conferred upon the Company with regard to all or any debt securities of any series;

•	to add any additional events of default for the benefit of the holders of all or any debt securities of any series;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in definitive form, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of the indenture in respect of all or any debt securities of any series, provided that any such addition, change or elimination (i) shall neither (a) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such debt security with respect to such provision, or (ii) shall become effective only when there is no such debt security outstanding;

•	to secure the debt securities or add any person as a guarantor of such securities;

•	to establish the form or terms of all or any debt securities of any series;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustees;

•

to add to or change any of the provisions of the indenture with respect to any debt securities that by their terms may be converted into securities or other property other than debt securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such debt securities;

•	to comply with any SEC requirement in connection with the qualification of the indenture under the Trust Indenture Act;

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in the debt securities being transferred in violation of the Securities Act or any other applicable securities law, and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities; or

•	to make any other change to the indenture that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•

if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•

if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in an indenture. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “– Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity or bond before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable, we may block the transfer or exchange of those debt securities completely or during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing (or during such other period as specified in any prospectus supplement), in order to freeze the list of holders to prepare the mailing, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds – i.e., funds that become available on the day after the check is cashed.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering; and

•	any material U.S. Federal income tax consequences.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of Indiana. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

DESCRIPTION OF PURCHASE CONTRACTS

The complete terms of the purchase contracts will be contained in the contract documents and any related applicable document. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the purchase contracts and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares. The price of our securities that may be the subject of our purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, debt securities or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution in a prospectus supplement, including:

•	the terms of the offering;

•	the names of the underwriters, dealers, agents or direct purchasers and their compensation;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any delayed delivery obligations to take the securities;

•	the nature of the underwriters’ obligations to take the securities;

•	any securities exchange or market on which the securities may be listed; and

•	other facts material to the transaction.

Underwriters, Dealers and Agents

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales

We may sell securities directly to one or more purchasers without using underwriters or agents

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Horizon Bancorp, Inc. (the “Company”) as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their reports thereon, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of internal control (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated herein by reference in reliance upon such reports pertaining to such consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC which can be accessed by the public on the SEC’s website www.sec.gov.

We also make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the Internet at www.horizonbank.com. Please note that our website address is provided as inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below; however, we are not incorporating by reference in this prospectus any material that we “furnished” and did not “file” with the SEC.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

Those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2025 incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2025;

•

Our Current Reports on Form 8-K filed on January 22 (except for the information furnished under Items 2.02 and 7.01 thereof), February  26, March  19, April  17, May  2, May  23, June  18, August  22 (except for the information furnished under Item 7.01 thereof), August 29 (except for the information furnished under Item 7.01 thereof), September  15, September 17, and October 14, 2025; and

•

The description of our common stock in the Registration Statement on Amendment No.  1 to Form 8-A filed with the SEC on January 6, 2021, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus (including prior to the effectiveness of the registration statement) and prior to the sale of all the securities covered by this prospectus. These documents include, but are not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person, including any beneficial owner of our securities, to whom this prospectus is delivered, upon written or oral request, a copy of any and all information or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Horizon Bancorp, Inc.

515 Franklin Street

Michigan City, Indiana 46360

Attn: Shareholder Relations

(219) 879-0211

Website: www.horizonbank.com

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$	*
Printing Expenses	$	**
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Rating Agency Fees and Expenses	$	**
Transfer Agent Fees and Expenses	$	**
Trustee Fees and Expenses	$	**
Miscellaneous	$	**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.
**	Fees and expenses will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Horizon Bancorp, Inc. is an Indiana corporation. Horizon’s officers and directors (and those who have agreed to such positions) are entitled to be indemnified under Indiana law and our Articles of Incorporation against certain liabilities and expenses. Chapter 37 of The Indiana Business Company Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the individual must also either have had reasonable cause to believe the individual’s conduct was lawful or no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

Horizon’s Articles of Incorporation provide for mandatory indemnification of officers and directors (and those who have agreed to such positions) if they are wholly successful on the merits of a proceeding and satisfy the standards of conduct specified by the IBCL set forth in the preceding paragraph. The Articles of Incorporation also provide that any director or officer of Horizon or any person who is serving at the request of Horizon as a director or officer of another entity shall be indemnified and held harmless by Horizon to the same extent as Horizon’s directors and officers. In any proceeding, an officer or director is entitled to be indemnified against all liabilities and expenses related to the proceeding including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement. Horizon’s Articles of Incorporation also provide such persons with certain rights to be paid or reimbursed for expenses incurred in defending any such proceeding in advance of the final disposition. The Articles of Incorporation also provide that Horizon has the discretion to indemnify employees and agents to the same extent, and on the same basis, as it is required to indemnify its officers and directors.

The Articles of Incorporation also authorize Horizon to maintain insurance to protect itself and any director, officer, employee or agent of Horizon against expense, liability or loss, whether or not Horizon would have the power to indemnify such person against such expense, liability or loss under the IBCL or pursuant to its Articles of Incorporation. Horizon currently maintains such insurance.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits.

Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Articles of Incorporation of Horizon Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of Horizon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2018).

4.2	Amended and Restated Bylaws of Horizon Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of Horizon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2022).

4.3	Specimen certificate for shares of the Registrant’s common stock (incorporated by reference to Exhibit 4.1 of Horizon’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 27, 2012).

4.4	Description of Common Stock (incorporated by reference to Exhibit 4.1 of Horizon’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 26, 2021).

4.5	Form of Certificate of Designations Creating New Series of Preferred Stock*

4.6	Specimen Certificate for Preferred Stock*

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security*

4.9	Form of Depositary Agreement and Depositary Receipt*

4.10	Form of Senior Indenture**

4.11	Form of Subordinated Indenture**

4.12	Form of Warrant*

4.13	Form of Rights Agreement*

4.14	Form of Unit Agreement*

4.15	Form of Purchase Contract*

Number	Description

5.1	Opinion of Barnes & Thornburg LLP as to the validity of the securities registered hereunder.**

23.1	Consent of Forvis Mazars, LLP**

23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)**

24.1	Limited Power of Attorney**

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture+

25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture+

107	Filing Fee Table**

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
+	To be filed separately under the electronic form type “305B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Michigan City, State of Indiana, on this 20th day of October, 2025.

HORIZON BANCORP, INC.

By:	/s/ Thomas M. Prame
Thomas M. Prame
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Thomas M. Prame Thomas M. Prame	Chief Executive Officer (Principal Executive Officer), Director	October 20, 2025

/s/ John R. Stewart John R. Stewart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 20, 2025

/s/ Eric P. Blackhurst Eric P. Blackhurst	Chairman of the Board of Directors	October 20, 2025

/s/ Kevin W. Ahern Kevin W. Ahern	Director	October 20, 2025

/s/ Lawrence E. Burnell Lawrence E. Burnell	Director	October 20, 2025

/s/ James B. Dworkin James B. Dworkin	Director	October 20, 2025

/s/ Julie Scheck Freigang Julie Scheck Freigang	Director	October 20, 2025

/s/ Brian W. Maass Brian W. Maass	Director	October 20, 2025

/s/ Michele M. Magnuson Michele M. Magnuson	Director	October 20, 2025

/s/ Steven W. Reed Steven W. Reed	Director	October 20, 2025

SIGNATURE	TITLE(S)	DATE

/s/ Vanessa P. Williams Vanessa P. Williams	Director	October 20, 2025

/s/ Michele A. Samuels Michele A. Samuels	Director	October 20, 2025

/s/ Brian C. Walker Brian C. Walker	Director	October 20, 2025

/s/ Larry S. Magnesen Larry S. Magnesen	Director	October 20, 2025